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                                                                    EXHIBIT 10.9


                           THIRD AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT

      This THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of December 20, 2004 (this "AGREEMENT"), is entered into by and among Vocus, Inc., a Delaware corporation (the "COMPANY"), the persons listed on Schedule A attached hereto as owners of shares of the Company's Series A Convertible Preferred Stock (the "SERIES A INVESTORS"), the persons listed on Schedule A attached hereto as owners of shares of the Company's Series B Convertible Preferred Stock (the "SERIES B INVESTORS") and the persons listed on Schedule A attached hereto as owners of shares of the Company's Series C Convertible Preferred Stock (the "SERIES C INVESTORS," and collectively with the Series A Investors and Series B Investors, the "INVESTORS" and each an "INVESTOR").

      WHEREAS, pursuant to that certain Series A Convertible Preferred Stock Purchase Agreement, dated as of January 14, 2000, the Series A Investors purchased, and the Company issued and sold, 5,158,628 shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share ("SERIES A PREFERRED STOCK");

      WHEREAS, pursuant to that certain Series B Convertible Preferred Stock Purchase Agreement, dated as of October 20, 2000, as amended by that certain Amendment No. 1 and Joinder to the Series B Convertible Preferred Stock Purchase Agreement, dated as of June 18, 2001, and that certain Second Amendment to the Series B Convertible Preferred Stock Purchase Agreement, dated as of January 31, 2003, the Series B Investors purchased an aggregate of 10,135,973 shares of the Company's Series B Convertible Preferred Stock, par value $.01 per share ("SERIES B PREFERRED STOCK");

      WHEREAS, the Series A and B Investors are parties to that certain Second Amended and Restated Registration Rights Agreement, dated as of June 18, 2001 (the "PRIOR AGREEMENT"), setting forth certain demand and incidental registration rights for such Investors;

      WHEREAS, the Company and the Series C Investors are parties to the Series C Convertible Preferred Stock Purchase Agreement, dated as of the date hereof (the "PURCHASE AGREEMENT"), pursuant to which the Series C Investors will buy, and the Company will issue and sell, the Company's Series C Convertible Preferred Stock, par value $.01 per share (the "SERIES C PREFERRED STOCK");

      WHEREAS, the obligations of the Company and the Series C Investors under the Purchase Agreement are conditioned, among other things, upon the execution and delivery of this Agreement by the Company and the Investors; and

      WHEREAS, the parties hereto desire to amend and supersede the Prior Agreement in its entirety.

      NOW, THEREFORE, in consideration of these premises and intending to be legally bound, the parties hereto agree as follows:

      1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

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      "AFFILIATE" means an "affiliate" as defined in Rule 12b-2 of the General
Rules and Regulations under the Exchange Act.

      "COMMISSION" means the U.S. Securities and Exchange Commission, or any other federal agency at the time administering the federal securities laws, rules and regulations.

      "COMMON STOCK" means the Company's common stock, $.01 par value per share.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

      "PREFERRED STOCK" means the Series A, B and C Preferred Stock.

      "QUALIFIED PUBLIC OFFERING" means the first underwritten public offering of Common Stock pursuant to a Registration Statement.

      "REGISTRABLE SHARES" means (i) the Series A Conversion Shares, (ii) the Series B Conversion Shares, (iii) the Series C Conversion Shares, (iv) any shares of Common Stock purchased or acquired by the Investors subsequent to the date hereof and (v) any other shares of Common Stock of the Company issued in respect of the shares described in clauses (i), (ii), (iii) and (iv) above (as a result of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock that are Registrable Shares shall cease to be Registrable Shares (x) upon any sale of such shares pursuant to a Registration Statement or any open market sale of such shares pursuant to Section 4(1) of the Securities Act or Rule 144 under the Securities Act, (y) upon any sale of such shares in any manner to a person or entity which, by virtue of Section 15 of this Agreement, is not entitled to the rights provided by this Agreement or (z) with respect to any Investor, when such Investor is eligible to sell, transfer or otherwise convey all of such Investor's Registrable Shares pursuant to Rule 144 under the Securities Act in any three-month period. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Shares, the determination of such percentage shall include shares of Common Stock issuable upon conversion of Preferred Stock even if such conversion has not yet been effected.

      "REGISTRATION STATEMENT" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

      "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

      "SERIES A, B OR C CONVERSION SHARES" means the shares of Common Stock into which each share of Series A, B or C Preferred Stock, respectively, has been converted or is then convertible.

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      "STOCKHOLDERS" means the Investors and any persons or entities to whom the rights granted under this Agreement are properly transferred by the Investors, their successors or assigns pursuant to Section 15 hereof.

      2.    Sale or Transfer of Preferred Stock; Legend.

            2.1. Transfer Restrictions. The Preferred Stock and Registrable Shares and shares issued in respect of shares of Preferred Stock or Registrable Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act. In no event may shares of Series A Preferred Stock or Series A Conversion Shares be transferred to any actual or potential competitor of the Company, as determined in good faith by the Board of Directors.

            2.2. Permitted Transfers. Notwithstanding anything to the contrary contained in the foregoing Section 2.1, no registration or opinion of counsel shall be required for either (i) a transfer pursuant to Section 15 hereof and, subject to an exemption under state and federal securities laws, by an Investor to an Affiliate of the Investor, or a partner of such Investor or a retired partner of such Investor who retires after the date hereof, or to the estate of any such partner or retired partner, if the transferee agrees in writing to be subject to the terms of this Agreement to the same extent as if he were an original Investor hereunder, or (ii) a transfer made in accordance with Rule 144 under the Securities Act.

            2.3.  Legends.

                  (a) Each certificate representing Preferred Stock or Registrable Shares and shares issued in respect of Preferred Stock and Registrable Shares shall bear a legend substantially in the following form:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS OR PURSUANT TO A WRITTEN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                  (b) In addition to the legend set forth in Section 2.3(a), each certificate representing Preferred Stock and shares issued in respect of Preferred Stock shall bear a legend substantially in the following form:

      THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A REGISTRATION RIGHTS AGREEMENT, AS AMENDED FROM TIME TO TIME, BETWEEN THE COMPANY AND

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      THE REGISTERED OWNER OF THIS CERTIFICATE (OR THE REGISTERED OWNER'S
      PREDECESSOR IN INTEREST), AND SUCH AGREEMENT IS AVAILABLE FOR INSPECTION WITHOUT CHARGE AT THE OFFICE OF THE SECRETARY OF THE COMPANY.

                  (c) The foregoing legends shall be removed from the certificates representing any Registrable Shares at such time as they are sold pursuant to Rule 144 under the Securities Act.

            2.4. Rule 144 Information. The Company agrees, upon the request of an Investor, to make available to such Investor and to any prospective permitted transferee of any Preferred Stock or Registrable Shares of such Investor the information concerning the Company described in Rule 144A(d)(4) under the Securities Act.

      3.    Demand Registrations.

            3.1. Series A Demand Registration Rights. At any time after the closing of the Qualified Public Offering, the Series A Investors or any permitted transferee of the Series A Investors holding in the aggregate at least 40% of the Registrable Shares collectively held by the Series A Investors and any permitted transferees of the Series A Investors may request, in writing, that the Company effect a registration on Form S-1 (or any successor form) of Registrable Shares owned by such Stockholder or Stockholders covering shares of Common Stock having an aggregate offering price of at least $3,000,000 (based on the then current market price or fair value); provided, however, that the Company shall not be required to effect any registration (other than on Form S-2 or S-3 or any successor form relating to secondary offerings) within six months after the effective date of any other Registration Statement of the Company. If the holders initiating the registration intend to distribute Registrable Shares by means of an underwriting, they shall so advise the Company in their request. In the event such registration is underwritten, the right of other Stockholders to participate shall be conditioned on such Stockholders' participation in such underwriting. Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all Stockholders. Such Stockholders shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Stockholders may request in such notice of election, subject to the approval of the underwriter managing the offering. If, in the opinion of the underwriter managing the offering, the registration of all, or part of, the Registrable Shares that such Stockholders have requested to be included in the offering would materially and adversely affect such offering, then each Stockholder shall have the right to participate with respect to its Registrable Shares pro rata based upon the number of Registrable Shares then held by such Stockholder compared to the total number of Registrable Shares then held by all of the participating Stockholders. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration, on Form S-1 (or any successor form), of all Registrable Shares that the Company has been requested so to register.

            3.2. Series B Demand Registration Rights. At any time after the date hereof, the Series B Investors or any permitted transferee of the Series B Investors holding in the aggregate at least 51% of the Registrable Shares collectively held by the Series B Investors

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(excluding any Series A Conversion Shares and any other shares of Common Stock of the Company issued in respect of the Series A Preferred Stock or the Series A Conversion Shares (because of stock splits, stock dividends, reclassifications, recapitalizations and the like)) and any permitted transferees of the Series B Investors may request, in writing, that the Company effect a registration on Form S-l (or any successor form) of Registrable Shares owned by such Stockholder or Stockholders covering shares of Common Stock having an aggregate offering price of at least $3,000,000 (based on the then current market price or fair value); provided, however, that the Company shall not be required to effect any registration (other than on Form S-2 or S-3 or any successor form relating to secondary offerings) within six months after the effective date of any other Registration Statement of the Company. If the holders initiating the registration intend to distribute the Registrable Shares by means of an underwriting, they shall so advise the Company in their request. In the event such registration is underwritten, the right of other Stockholders to participate shall be conditioned on such Stockholders' participation in such underwriting. Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all Stockholders. Such Stockholders shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Stockholders may request in such notice of election, subject to the approval of the underwriter managing the offering. If, in the opinion of the underwriter managing the offering, the registration of all, or part of, the Registrable Shares that such Stockholders have requested to be included in the offering would materially and adversely affect such offering, then each Stockholder shall have the right to participate with respect to its Registrable Shares pro rata based upon the number of Registrable Shares then held by such Stockholder compared to the total number of Registrable Shares then held by all of the participating Stockholders. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration, on Form S-l (or any successor form), of all Registrable Shares that the Company has been requested so to register.

            3.3. Series C Demand Registration Rights. At any time after the earlier of (a) October 29, 2009 or (b) the closing of the Qualified Public Offering, the Series C Investors or any permitted transferee of the Series C Investors holding in the aggregate at least 51% of the Registrable Shares collectively held by the Series C Investors (excluding any Series A Conversion Shares and any other shares of Common Stock of the Company issued in respect of the Series A Preferred Stock or the Series A Conversion Shares (because of stock splits, stock dividends, reclassifications, recapitalizations and the like)) and any permitted transferees of the Series C Investors may request, in writing, that the Company effect a registration on Form S-l (or any successor form) of Registrable Shares owned by such Stockholder or Stockholders covering at least 20% of the Series C Conversion Shares (or any lesser percentage, if the anticipated aggregate offering price of the Series C Conversion Shares proposed to be registered is at least $3,000,000 (based on the then current market price or fair value)); provided, however, that the Company shall not be required to effect any registration (other than on Form S-2 or S-3 or any successor form relating to secondary offerings) within six months after the effective date of any other Registration Statement of the Company. If the holders initiating the registration intend to distribute the Registrable Shares by means of an underwriting, they shall so advise the Company in their request. In the event such registration is underwritten, the right of other Stockholders to participate shall be conditioned on such Stockholders' participation in such underwriting. Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all Stockholders. Such Stockholders shall have the right, by giving written notice

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to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Stockholders may request in such notice of election, subject to the approval of the underwriter managing the offering. If, in the opinion of the underwriter managing the offering, the registration of all, or part of, the Registrable Shares that such Stockholders have requested to be included in the offering would materially and adversely affect such offering, then each Stockholder shall have the right to participate with respect to its Registrable Shares pro rata based upon the number of Registrable Shares then held by such Stockholder compared to the total number of Registrable Shares then held by all of the participating Stockholders. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration, on Form S-l (or any successor form), of all Registrable Shares that the Company has been requested so to register.

            3.4. Form S-3 Registration. To the extent that the Company is eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), holders of Registrable Shares will have the right to require the Company to effect an unlimited number of Registration Statements on Form S-3 (or any successor form), of Registrable Shares having an aggregate offering price in each registration on Form S-3 in excess of $1,000,000 (based on the then current public market price), each such request for registration to be made by written notice to the Company. Upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all Stockholders. Such Stockholders shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Stockholders may request in such notice of election. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration on Form S-3 (or any successor form) of all Registrable Shares that the Company has been requested to register. If the registration involves an underwritten offering and, if in the opinion of the underwriter managing the offering, the registration of all, or part of, the Registrable Shares that such Stockholders have requested to be included in the offering would materially and adversely affect such offering, then each Stockholder shall have the right to participate in such offering pro rata based upon the number of Registrable Shares then held by such Stockholder compared to the total number of Registrable Shares then held by all of the participating Stockholders.

            3.5. Number of Registrations; Restriction Period. The Company shall be required to effect not more than two registrations pursuant to each of
Section 3.1, 3.2 and 3.3 above; provided, however, that the Company shall not be required to take any action to effect any registration pursuant to any of Sections 3.1, 3.2 or 3.3 during the period commencing on the date on which any Registration Statement (other than on Form S-2 or S-3 or any successor form relating to secondary offerings), including, without limitation, any Registration Statement filed pursuant to Section 3.1, 3.2 and 3.3, has been declared or ordered effective and ending six months after such date. A registration pursuant to Section 3.2 will not be included for purposes of this
Section 3.5 unless all Registrable Shares requested to be registered in such registration are, in fact, registered in such registration.

            3.6. Registration Delay. If at the time of any request to register Registrable Shares pursuant to this Section 3, the Company is engaged or has fixed plans to engage within 60 days of the time of the request in a registered public offering as to which the Stockholders may include Registrable Shares pursuant to Section 4 or is engaged in any other activity that, in the

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good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of 120 days from the effective date of such offering or the date of commencement of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any one-year period.

      4.    Incidental Registration.

            4.1. Notice. Whenever the Company proposes to file a Registration Statement at any time and from time to time, it will, prior to such filing, give written notice to all Stockholders of its intention to do so and, upon the written request of a Stockholder or Stockholders given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares that the Company has been requested by such Stockholder or Stockholders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Stockholder or Stockholders; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 4 without obligation to any Stockholder.

            4.2.  Limitations. In connection with any offering under this
Section 4 involving an underwriting, the Company shall not be required to include any Registrable Shares in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If, in the opinion of the managing underwriter, the registration of all, or part of, the Registrable Shares that the holders have requested to be included would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Shares, if any, that the managing underwriter believes may be sold without causing such adverse effect; provided that (i) in no event shall the amount of Registrable Shares included in the offering be reduced below 25% of the total number of shares of Common Stock (giving effect to the conversion into Common Stock of all securities convertible thereto) included in the offering, unless the offering is the Company's first underwritten public offering or the shares being offered are solely for the Company's own account, in which case the amount of Registrable Shares included in the offering may be reduced to zero, and (ii) no persons or entities other than the Company, the Stockholders and persons or entities holding registration rights granted in accordance with
Section 11 hereof shall be permitted to include securities in the offering. If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares that the holders of Registrable Shares have requested to be included, then the holders of Registrable Shares who have requested registration and other holders of shares of Common Stock entitled to include shares of Common Stock in such registration shall participate in the underwriting pro rata based upon their total ownership of shares of Common Stock (giving effect to the conversion into Common Stock of all securities convertible thereto). If any holder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be

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allocated among other requesting holders pro rata based upon their total ownership of Registrable Shares.

      5. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Shares under the Securities Act, the Company shall:

                  (a) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective until the completion of the distribution;

                  (b) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective, in the case of a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it and, in the case of any other offering, until the earlier of the sale of all Registrable Shares covered thereby or 120 days after the effective date thereof;

                  (c) as expeditiously as possible furnish to each selling Stockholder such reasonable number of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Stockholder;

                  (d) as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Stockholders shall reasonably request, and do any and all other acts and things that may be reasonably necessary to enable the selling Stockholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the selling Stockholder; provided, however, that the Company shall not be required in connection with this Section 5(d) to qualify as a foreign corporation in any jurisdiction;

                  (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering; each Stockholder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

                  (f) notify each holder of Registrable Shares covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and supply or cause to be supplied to each such holder of Registrable Shares a reasonable number of prospectus supplements or amended prospectuses correcting any such errors;

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                  (g)   use its best efforts to furnish, on the date that such
Registrable Shares are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters; and

                  (h) use its best efforts to have any Registrable Shares listed for trading on the exchange or market on which the Company's Common Stock is then admitted for trading.

      If the Company has delivered preliminary or final prospectuses to the selling Stockholders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the selling Stockholders and, if requested, the selling Stockholders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall promptly provide the selling Stockholders with revised prospectuses and, following receipt of the revised prospectuses, the selling Stockholders shall be free to resume making offers of the Registrable Shares.

      6. Allocation of Expenses. The Company will pay all Registration Expenses (as defined below) of all registrations under this Agreement; provided, however, that if a registration under Section 3 is withdrawn at the request of the Stockholders requesting such registration (other than as a result of information concerning the business or financial condition of the Company that is made known to the Stockholders after the date on which such registration was requested) and if the requesting Stockholders elect not to have such registration counted as a registration requested under Section 3, the requesting Stockholders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration. For purposes of this Section, the term "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with this Agreement including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company and the reasonable and customary fees and expenses of one counsel selected by the selling Stockholders to represent the selling Stockholders, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration (such expenses of a special audit not to exceed $15,000 in the case of a registration pursuant to Section 3 hereof), but excluding underwriting discounts, selling commissions and the fees and expenses of selling Stockholders' own counsel (other than the counsel selected to represent all selling Stockholders). Any expenses in excess of $15,000 incident to a special audit in connection with a registration pursuant to Section 3 hereof shall be borne ratably by the selling Stockholders.

      7.    Indemnification and Contribution.

            7.1. Company Indemnification and Contribution. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such Registrable Shares, each

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underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action promptly as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof.

            7.2. Holder Indemnification. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of a Stockholder hereunder shall be limited to an amount equal to the net proceeds to such Stockholder of Registrable Shares sold as contemplated herein. Subject to the limitations set forth in the preceding sentence, such seller will reimburse the Company, such directors and officers, underwriter or controlling person for any legal or any other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action promptly as such expenses are incurred.

            7.3.  Notice. Each party entitled to indemnification under this
Section 7 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Agreement to the extent that the Indemnifying Party was materially prejudiced by such failure. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would, in the reasonable opinion of such counsel, be inappropriate due to actual differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

            7.4. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this
Section 7 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities to which such party may be subject in proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph of Section 7, (a) in no case shall any Stockholder who may be an Indemnifying Party be liable or responsible for any amount in excess of the net proceeds received by such Stockholder from the offering of Registrable Shares, and (b) the Company shall be liable and responsible for any amount in excess of such proceeds to all participating Stockholders who may be Indemnifying Parties; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party or parties under this Section 7, notify such party or parties from whom such contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section 7. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld; provided, however, that it shall not be unreasonable to withhold such consent if no release is granted in connection therewith or if such consent would constitute an admission of guilt.

      8. Indemnification with Respect to Underwritten Offering. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 3, the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer including, without limitation, customary provisions with respect to indemnification by the Company of the underwriters of such offering.

      9. Information by Holder. Each holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

      10. "Market Stand-off" Agreement. Each Stockholder, if requested by the Company and an underwriter of Common Stock or other securities of the Company, hereby agrees not to sell, loan, pledge, hypothecate, encumber or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Stockholder for a specified period of time (not to exceed 180 days in the case of the first such Registration Statement covering Common Stock of the Company to be sold on its behalf to the public in an underwritten offering, and not to exceed 90 days in the case of all other Registration Statements) following the effective date of a Registration Statement; provided, however, that all Stockholders holding not less than 5% of the Common Stock outstanding (including shares of Common Stock issuable upon the conversion of Preferred Stock or other convertible securities, or upon the exercise of options, warrants or rights) and all officers and directors of the Company shall enter into similar agreements. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of the stand-off period.

      11. Limitations on Subsequent Registration Rights. The Company shall not, without the prior written consent of Stockholders holding at least 60% of the Registrable Shares, enter into any agreement (other than this Agreement) with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder either (a) to include securities of the Company in any registration filed under Section 3 or 4, or (b) to make a demand registration that could result in such Registration Statement being declared effective prior to the Qualified Public Offering. Additionally, the Company shall not, without the prior written consent of the holders of at least 60% of the Series C Conversion Shares, enter into any agreement or otherwise grant rights to any holder or prospective holder of any securities of the

Company that would allow such holder or prospective holder to include securities of the Company in any registration filed under Section 3 or 4, unless such agreement, instrument or arrangement granting such rights expressly states that the rights of such holder or prospective holder to include any securities in any such registration are subordinate to the rights of the holders of Series B and C Conversion Shares hereunder and any securities requested by such holders to be registered in any such offering shall be reduced to zero before the Registrable Shares held by the holders of Series B and C Conversion Shares will be reduced pursuant to Section 4.2 hereof.

      12. Rule 144 Requirements. After the earliest of (i) the closing of the sale of securities of the Company pursuant to a Registration Statement, (ii) the registration by the Company of a class of securities under Section 12 of the Exchange Act or (iii) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, the Company agrees to:

                  (a) comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about the Company;

                  (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                  (c)   furnish to any holder of Registrable Shares upon request
(i) a written statement by the Company as to its compliance with the requirements of said Rule 144(c), and the reporting requirements of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

      13. Selection of Underwriter. In the case of any registration effected pursuant to this Agreement, the Company shall have the right to designate the managing underwriter in any underwritten offering, subject to the approval of the holders of a majority of the Registrable Shares requested to be included in such offering, which approval shall not be unreasonably withheld.

      14. Successors and Assigns. Except as provided in Section 15, the provisions of this agreement shall be binding upon, and inure to the benefit of, the respective successors, assigns, heirs, executors and administrators of the parties hereto.

      15.   Transfers of Certain Rights.

            15.1. Amount. The rights granted to each Investor under this Agreement may be transferred only to a transferee who is an Affiliate of the Investor or who acquires at least 20% of the Preferred Stock or Registrable Shares held by such transferring Investor and its Affiliates.

            15.2. Transferees. Any transferee (other than an Affiliate) to whom rights under this Agreement are transferred shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon the Investors under this Agreement to the same extent as if such transferee were an Investor hereunder.

            15.3. Subsequent Transferees. A transferee to whom rights are transferred pursuant to this Agreement may not again transfer such rights to any other person or entity, other than as provided in Sections 15.1 or 15.2 above.

            15.4. Partners and Affiliates. Notwithstanding anything to the contrary herein, an Investor may transfer rights granted to it under this Agreement to any Affiliate or partner of such Investor to whom shares of Preferred Stock are transferred pursuant to Section 2 and who delivers to the Company a written instrument in accordance with Section 15.2 above and containing the representation that the transfer is exempt from registration under the Securities Act. In the event of such transfer, such Affiliate or partner shall be deemed to be an Investor for purposes of this Section 15 and may again transfer such rights to any other person or entity that acquires shares of Preferred Stock from such Affiliate or partner, in accordance with, and subject to, the provisions of Section 15.1, 15.2 and 15.3 above; provided, however, that if an Investor transfers rights under this Agreement to its partners at any time prior to the completion of the Qualified Public Offering, the general partner of the Investor shall be deemed the sole recipient of notices for all of such Investor's partners for the purposes of Section 16.6 of this Agreement.

      16.   Miscellaneous.

            16.1. No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities that is inconsistent with or violates the rights granted to the holders of Registrable Shares in this Agreement.

            16.2. Adjustments Affecting Registrable Shares. The Company will not take any action, or permit any change to occur, with respect to its securities that would adversely affect the ability of the holders of Registrable Shares to include such Registrable Shares in a registration undertaken pursuant to this Agreement or that would adversely affect the marketability of such Registrable Shares in any such registration.

            16.3. Remedies. Any person having rights under any provision of this Agreement will be entitled to enforce such rights specifically (without posting any bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

            16.4. Amendments and Waivers. No term of this Agreement that inures to the benefit of the Company may be amended, nor the observance of any term of this Agreement waived (either generally or in a particular instance, and either retroactively or prospectively), without the written consent of the Company. No term of this Agreement that inures to the benefit of the holders of Series A Conversion Shares may be amended, nor the observance of any term of this Agreement waived (either generally or in a particular instance, and either retroactively or prospectively), without the written consent of the holders of all of the Series A

Conversion Shares then in existence; provided, however, that any such term may be amended or any such observance waived with respect to all holders of Series A Conversion Shares by written consent of the holders at least 60% of the Series A Conversion Shares then in existence, if the amendment or waiver affects all such holders in the same fashion, based on each such holder's proportionate ownership of shares of Series A Preferred Stock. No term of this Agreement that inures to the benefit of the holders of Series B Conversion Shares may be amended, nor the observance of any term of this Agreement waived (either generally or in a particular instance, and either retroactively or prospectively), without the written consent of the holders of all of the Series B Conversion Shares then in existence; provided, however, that any such term may be amended or any such observance waived with respect to all holders of Series B Conversion Shares by written consent of the holders at least 75% of the Series B Conversion Shares then in existence, if the amendment or waiver affects all such holders in the same fashion based on each such holder's proportionate ownership of shares of Series B Preferred Stock. No term of this Agreement that inures to the benefit of the holders of Series C Conversion Shares maybe amended, nor the observance of any term of this Agreement waived (either generally or in a particular instance, and either retroactively or prospectively), without the written consent of the holders of all of the Series C Conversion Shares then in existence; provided, however, that any such term may be amended or any such observance waived with respect to all holders of Series C Conversion Shares by written consent of the holders at least 75% of the Series C Conversion Shares then in existence, if the amendment or waiver affects all such holders in the same fashion based on each such holder's proportionate ownership of shares of Series C Preferred Stock. Any such amendment or waiver effected in accordance with this Section 16.4 shall be binding on all parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision. This Agreement amends and restates in its entirety the Prior Agreement, which agreement is hereby terminated and of no further force or effect.

            16.5. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, without reference to the conflict of laws provisions thereof.

            16.6. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

          If to the Company:

                Vocus, Inc.
                4296 Forbes Boulevard
                Lanham, Maryland 20706
                Fax: (301) 459-2827
                Attention: Richard Rudman, President
          with a copy to:

                Greenberg Traurig, LLP
                1750 Tysons Boulevard, Suite 1200
                McLean, Virginia 22102
                Fax:(703) 749-1301
                Attention: Richard Melnick, Esq.

or at such other address or addresses as may have been furnished in writing by such parties to the Investors.

      If to the Investors, at the addresses set forth on the signature pages hereto, or at such other address or addresses as may have been furnished to the Company in writing by such Investor.

      Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

            16.7. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, as determined by a court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions of this Agreement or any provision of the other Agreements shall not in any way be affected or impaired thereby.

            16.8. Titles and Subtitles. The titles of the sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

            16.9. No Registration of Preferred Stock. The registration rights contained herein apply only to the Common Stock, and the Company shall never be obligated to register any of the Preferred Stock.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Registration Rights Agreement as of the date first written above.

                                         VOCUS, INC.

                                         By: /s/ Richard Rudman
                                             -----------------------------------
                                             Richard Rudman, President and
                                             Chief Executive Officer

INVESTORS:

EDISON VENTURE FUND IV, L.P.                LAZARD TECHNOLOGY PARTNERS
                                            II LP

By: Edison Partners IV, L.P., its General   By: LTP II LP, its General Partner
    Partner                                 By: LTP II GenPar LLC, its General
                                                Partner

By: /s/ Gary P. Golding                     By: /s/ Kevin Burns
    ----------------------------------          -------------------------------
    Gary P. Golding, General Partner            Kevin Burns, Managing Principal

1420 Spring Hill Road, Suite 420            5335 Wisconsin Avenue, NW, Suite 410
McLean, Virginia 22102                      Washington, D.C. 20015

STERLING VENTURE PARTNERS, LP

By: Sterling Venture Partners, LLC, its
    General Partner

By: /s/ Michael Bronfein
    ------------------------------------
    Michael Bronfein, Managing Member

6225 Smith Avenue, Suite 210
Baltimore, Maryland 21209

                                   SCHEDULE A

                                   INVESTORS

Series A Investors

Edison Venture Fund IV, L.P.
Carmel Investments, LLP

Series B Investors

Lazard Technology Partners II LP
Edison Venture Fund IV, L.P.
Sterling Venture Partners, LP

Series C Investors

Lazard Technology Partners II LP
Edison Venture Fund IV, L.P.
Sterling Venture Partners, LP